EXHIBIT 10.11

ORDER FOR SUPPLIES OR SERVICES	PAGE 1 OF 26
1. CONTRACT/PURCH. ORDER/	2. DELIVERY ORDER/ CALL NO .	3. DATE OF ORDER/CALL	4. REQ./PURCH. REQUEST NO.	5 . PRIORITY
AGREEMENT NO.	(YYYYMMMDD)
GS07T00BGD0020	HC1013-06-F-2525	2006 Jul 24
6 . ISSUED BY	CODE	HC1013	7. ADMINISTERED BY (if other than 6)	CODE
DISA/DITCO-SCOTT	8 . DELIVERY FOB
2300 EAST DRIVE - BLDG 3600	SEE ITEM 6	☒ DESTINATION
SCOTT AFB IL 62225-5406	☐ OTHER

(See Schedule if other)

9. CONTRACTOR	CODE	1S558	FACILITY	10. DELIVER TO FOB POINT BY (Date)	11. MARK IF
NAME	ADVANCED TECHNOLOGY SYSTEMS, INC	(YYYYMMMDD)	BUSINESS IS
AND	7915 JONES BRANCH DRIVE	SEE SCHEDULE	☐ SMALL
ADDRESS	MCLEAN VA 22102-2334	12. DISCOUNT TERMS	☐ SMALL
KEVIN MCHUGH	DISADVANTAGED
☐ WOMEN-OWNED
13. MAIL INVOICES TO THE ADDRESS IN BLOCK
See Item 15
14. SHIP TO	CODE	15. PAYMENT WILL BE MADE BY	CODE	N68566	MARK ALL
DFAS PE - WAWF-RA ELECTRONIC INVOICES	PACKAGES AND
SEE SCHEDULE	SUBMIT AT WEB ADDRESS HTTPS://WAWF.EB.MIL	PAPERS WITH
SCOTT AFB IL 62225	IDENTIFICATION
NUMBERS IN
BLOCKS 1 AND 2.
16.	DELIVERY/	☒	This delivery order/call is issued on another Government agency or in accordance with and subject to terms and conditions of above
TYPE	CALL	numbered contract.
OF	PURCHASE	Reference your quote dated
ORDER	Furnish the following on terms specified herein. REF:

ACCEPTANCE. THE CONTRACT OR HEREBY ACCEPTS THE OFFER REPRESENTED BY THE NUMBERED PURCHASE ORDER AS IT MAY PREVIOUSLY HAVE BEEN OR IS NOW MODIFIED, SUBJECT TO ALL OF THE TERMS AND CONDITIONS SET FORTH, AND AGREES TO PERFORM THE SAME.

NAME OF CONTRACTOR	SIGNATURE	TYPED NAME AND TITLE	DATE SIGNED
☐ If this box is marked, supplier must sign Acceptance and return the following number of copies:	(YYYYMMMDD)
17. ACCOUNTING AND APPROPRIATION DATA/ LOCAL USE
See Schedule
18. ITEM NO.	19. SCHEDULE OF SUPPLIES/ SERVICES	20. QUANTITY	21. UNIT	22. UNIT PRICE	23. AMOUNT
ORDERED/
ACCEPTED*
SEE SCHEDULE
* If quantity accepted by the Government is same as	24. UNITED STATES OF AMERICA	25. TOTAL	$6,570,046.40
quantity ordered , indicate by X. If different, enter	TEL: 618-229-9773
actual quantity accepted below quantity ordered	EMAIL: Arthur.Kruse@disa.mil	/s/ Arthur L. Kruse	26.
and encircle.	BY: ARTHUR L. KRUSE	CONTRACTING /	DIFFERENCES
ORDERING OFFICER
27a. QUANTITY IN COLUMN 20 HAS BEEN
☐ INSPECTED	☐ RECEIVED	☐ ACCEPTED, AND CONFORMS TO THE
CONTRACT EXCEPT AS NOTED
b. SIGNATURE OF AUTHORIZED GOVERNMENT REPRESENTATIVE	c. DATE	d. PRINTED NAME AND TITLE OF AUTHORIZED
(YYYYMMMDD)	GOVERNMENT REPRESENTATIVE

e. MAILING ADDRESS OF AUTHORIZED GOVERNMENT REPRESENTATIVE	28. SHIP NO.	29. DO VOUCHER NO.	30. INITIALS
☐ PARTIAL	32. PAID BY	33. AMOUNT VERIFIED
f. TELEPHONE NUMBER	g. E-MAIL ADDRESS	☐ FINAL	CORRECT FOR
36. I certify this account is correct and proper for payment.	31. PAYMENT	34. CHECK NUMBER
a. DATE	b. SIGNATURE AND TITLE OF CERTIFYING OFFICER	☐ COMPLETE
(YYYYMMMDD)	☐ PARTIAL	35. BILL OF LADING NO.
☐ FINAL
37. RECEIVED AT	38. RECEIVED BY	39. DATE RECEIVED	40.TOTAL	41. S/R ACCOUNT NO.	42. S/R VOUCHER NO.
( YYYYMMMDD)	CONTAINERS
DD Form 1155, DEC 2001 PREVIOUS EDITION IS OBSOLETE.

Section B - Supplies or Services and Prices

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001		1	Lot	$6,570,046.40	$6,570,046.40 NTE
	IT Services
	T&M

The Office of the Secretary of Defense (OSD) Policy CIO Software Maintenance Support, in accordence with the attached statement of work (SOW), dated 03 May 2006. Advanced Technology Systems, Inc. proposal, dated 16 Jun 2006, is incorporated by reference.

	Base Year
	The period of performance is 365 calendar days (01 Aug 2006 - 31 Jul 2007).

	FOB: Destination

			TOT ESTIMATED PRICE		$6,570,046.40 NTE
				CEILING PRICE

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000101			Lot
	DHAM60297 - Funding for CLIN 0001
	T&M
	This Sub-CLIN represents funds available for billing purposes on CLIN 0001.
	FOB: Destination
			TOT ESTIMATED PRICE		$0.00
				CEILING PRICE
	ACRN AA				$2,191,391.30
	CIN: 000000000000000000000000000000

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000102			Lot
	DHAM60298 - Funding for CLIN 0001
	T&M
	This Sub-CLIN represents funds available for billing purposes on CLIN 0001.
	FOB: Destination
			TOT ESTIMATED PRICE		$0.00
				CEILING PRICE
	ACRN AB				$174,677.09
	CIN: 000000000000000000000000000000

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
1001		1	Lot	$6,815,595.20	$6,815,595.20 NTE
OPTION	IT Services
T&M

The Office of the Secretary of Defense (OSD) Policy CIO Software Maintenance Support, in accordence with the attached statement of work (SOW), dated 03 May 2006. Advanced Technology Systems, Inc. proposal, dated 16 Jun 2006, is incorporated by reference.

Option Year One
The period of performance is 365 calendar days (01 Aug 2007 - 31 Jul 2008).

FOB: Destination

			TOT ESTIMATED PRICE		$6,815,595.20 NTE
CEILING PRICE

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
2001		1	Lot	$7,070,609.60	$7,070,609.60 NTE
OPTION	IT Services
T&M

The Office of the Secretary of Defense (OSD) Policy CIO Software Maintenance Support, in accordence with the attached statement of work (SOW), dated 03 May 2006. Advanced Technology Systems, Inc. proposal, dated 16 Jun 2006, is incorporated by reference.

Option Year Two
The period of performance is 365 calendar days (01 Aug 2008 - 31 Jul 2009).

FOB: Destination

			TOT ESTIMATED PRICE		$7,070,609.60 NTE
CEILING PRICE

Section C - Descriptions and Specifications

STATEMENT OF WORK

STATEMENT OF WORK (SOW) as of 03/May/2006

1.  Customer Points of Contact.

a.  Primary.

Name:	Ms. Maureen Mintonye
Organization:	OUSD Policy
Address:	1401 Wilson Blvd., Suite 900, Arlington, VA 22209
Phone Number:	703-696-0640
Fax Number:	703-696-0588
E-Mail Address:	Maureen.Mintonye@osd.mil
DODAAC:	HQ0002

b.  Alternate.

Name:	Joletta Rankin
Organization:	OUSD Policy
Address:	1401 Wilson Blvd., Suite 900, Arlington, VA 22209
Phone Number:	703-696-0669
Fax Number:	703-696-0588
E-Mail Address:	Joletta.Rankin@osd.mil
DODAAC:	HQ0002

2.  Task Order Title.  OUSD Policy CIO Software Maintenance Support Contract

3.  Background.  The contract awarded will provide IT contractor support and will replace Contract #W74V8H-05-D-0035.  The contractor will support mission areas under cognizance of the Office of the Secretary of Defense (OSD).  This includes the OUSD(P) Policy Information Management System (PIMS), also referred to as POLYNET, which supports the internal OUSD Policy operating requirements, OSD Component requirements, and the OUSD(P) Security Policy Automation Network (SPAN) which supports special mission programs in support of OUSD(P)’s international security programs responsibilities. Support for these programs includes software design, development, deployment, maintenance, and documentation. The contractor will support certain infrastructure requirements including technical support for networks, server support, mail and messaging, archiving, and database administration as required.  Support for these elements can include system design and integration for networks and servers, design and implementation of mail and messaging solutions, technical solutions for certification, technical solutions to meet Federal archiving requirements for automated records, and technical personnel for operations requirements in these areas.

 The OSD provides full support for these operational systems environments:

3.1 OSD Network Operations Support

Classified Component.  This is the classified network, secret high, which supports the internal operations of the OSD and provides external connections to other classified systems and mail.  The network runs IP and has multiple Sun Solaris and Microsoft Windows servers for operations.  This network has contingency operations at off-site locations.

Unclassified Component.  This unclassified network provides access to the Internet and to unclassified but controlled systems and mail.  The network runs IP and has multiple Sun Solaris and Microsoft Windows servers for operations.  This service is provided throughout the OSD organization.  This is the primary OSD network.  This network has contingency operations at off-site CONUS locations.

3.2 OSD Component Network Operations Support

Office of the Undersecretary of Defense Policy (OUSD(P)) Network PolyNet

Classified Component.  This is the classified network, secret high, which supports the internal operations of the OUSD(P) and provides external connections to other classified systems.  The network runs IP and has multiple Sun Solaris and Microsoft Windows servers for operations.  This is the primary OUSD(P) network.  This network has contingency operations at CONUS off-site locations.

Unclassified Component.  This unclassified network provides access to the Internet and to unclassified but controlled systems and mail. This service is provided through the OUSD(P) organization.  This network has contingency operations at CONUS off-site locations.

Other OSD Components

Classified Component.  This is the classified network, secret high, which supports the internal operations of the OSD and provides external connections to other classified systems.  The network runs IP and mainly consists of Microsoft Windows servers for operations.  These networks have contingency operations at CONUS off-site locations.

Unclassified Component.  This unclassified network provides access to the Internet and to unclassified but controlled systems and mail. This service is provided throughout the OSD organization.  This is the primary OSD network.  These networks have contingency operations at off-site CONUS locations.

3.3 Security Policy Automation Network (SPAN) Network Operations Support

SPAN Network Operations Support

Classified Component.  SPAN is a secret high wide area network that supports mission critical applications for the OUSD(P)’s responsibilities in international security.  The network extends to the Office of the Secretary of Defense (OSD), the Joint Staff, selected defense agencies, the military departments and selected non-defense departments and agencies.  The network supports point-to-point connections using encryption and multiplexing equipment, SIPRNET connections and LAN-to-LAN connections.  The network is IP based running on Microsoft Windows servers.  This network has contingency operations at CONUS off-site locations.

Unclassified Component.  SPAN has a sensitive but unclassified component that supports non-defense users.  The unclassified and classified systems interface using approved security methods.  This network has contingency operations at CONUS off-site locations.

3.4  OSD Enterprise Requirements Applications Development and Maintenance

OSD Information Management Applications Development and Maintenance

OSD Component Requirements for OUSD(P) Applications Development, Maintenance, and Documentation

Integrated Document Management and Suspense System (IDM&SS).  The IDM&SS system combines the capabilities formerly found in the Suspense Tracking System (STS) and the OUSD(P) Documents Database (ODD) which collectively provides tracking of actions from start to completion including internal staffing, version control and suspense management.  The ODD portion of the IDM&SS is the repository for completed actions and other documents required by the OUSD(P) for doing business.  The ODD is indexed for full text search and retrieval.  The purpose is to implement guidance in DoD to reduce the dependence on paper to get work done.   A number of concepts are being studied including data warehousing, increased use of scanning and optical character recognition, and improved workflow capabilities.  In addition, bar coding capability is being implemented to simplify the tracking of packages as they traverse the workflow.  The concepts and capabilities developed in this effort will be incorporated into or replace existing systems.  Interfaces with the Standard Integrated Document Control Coordination System (SIDCCS) application shall be incorporated with IDM&SS.  IDM&SS provides users with either a Lotus Notes based rich client interface or a web based thin client interface.  Both interfaces use the Lotus Notes / Domino database for persistent storage of data.   Additionally, the Senior Executive Action Processing System (SEAPS) will become an integration within IDM&SS.  SEAPS is a web application developed and managed by WHS/OSD and OUSD(P) is the liaison for user assistance.  The web application allows the USDP, PDUSDPD and Policy ExecSec access to the right for tracking SecDef Snowflakes taskers.

Cable Handling and Information Retrieval System (CHAIRS).  CHAIRS  provides profile driven distribution of AUTODIN & Defense Message System (DMS) organizational messages to each organization.  It provides full text search on all messages received from Pentagon Telecommunications Services Center (PTSC) for all time, currently going back to 1995.  Messages are received at the rate of 4,000 to 6,000 per day.  CHAIRS is hosted on Sun Solaris servers.  The application was developed using custom C code with a web enabled user interface and a Sybase database.  The search engine is RetrievalWare by Convera.

CHAIRS 3.0 is hosted on Sun Solaris servers.  The application was developed using custom C code with a web enabled user interface and a Sybase database.  The search engine is RetrievalWare by Convera.

CHAIRS 4.0 will replace CHAIRS 3.x and is hosted on Microsoft IIS web servers.  The application was developed as a Microsoft ASP.NET application using C# with a web enabled user interface and a SQL Server 2000 database.  The search engine will be RetrievalWare by Convera.

Asset Management System (AMS).  AMS provides asset management tracking capabilities for all assets in OSD.  The Personal Tracking System is used as a feeder application to populate user and room specific data using an XML web services capability.

Personnel Tracking System (PTS).  PTS provides support to the Human Resources Office in OUSD(P).  This system provides typical personnel management functions for such things as the control of billets, reviews, awards, promotions and training.

SPAN Remote Sites.  This application supports management of approximately 200 remote sites in the SPAN wide area network.  The database contains items such as security, hook up methods, technical interface details and points of contract.

IDM&SS Administration Database.  This IBM Lotus Notes based system supports IDM&SS application requirements.  There are 125+ organization records and 1300 user records to identify the OUSD(P) hierarchical structure.   The database contains such information as Organizational Name, Default Organization Action Officer, Alternate Organization Action Officer, User Organization, User Name, and User Alternates to support the assignment of Actions, Coordination, and Information suspense’s within IDM&SS.

Electronics Records Management Support (ERMS).  In support of the DoD 5015.2 Standard, Tower Records Information Management (TRIM) is used in support of archiving electronic records.  This includes archiving existing, planned electronic systems, and scanned hard copy records.

Policy Knowledge Management Portal (PKMP).  This application provides Policy action officers with a web based search engine capable of performing full text searches of documents in the Policy records management system.  This system utilizes the TRIM system for records management, the ISYS search and retrieval engine, and a custom developed Active Server Pages (ASP) application.  It is envisioned that the user interface will be replaced with a Microsoft SharePoint based portal solution.

Locator.  A dynamic phone book listing providing easy and accurate ways to determine the location of customers within the organization.  It facilitates and links biographical data for each customer’s biography for organizational viewing.  The locator allows the ability for a customer to submit a change request for outdated information.  Approved change requests are electronically sent into the Oracle database and replicated to Policy applications automatically.  The locator is available on two separate networks allowing users convenient access points for data.

Security Policy Automation Network (SPAN) Applications Development, Maintenance, and Documentation

Software Configuration Management.   In support of the software development lifecycle, IBM Rational Software is used to support the SPAN Applications Development and Maintenance.  The Rational ClearCase product is used for source control.  The Rational ClearQuest product is used for defect and enhancement tracking.  The Rational Requisite Pro is used for Requirements tracking.  The Rational Test Studio product is used for automated testing and tracking of test results.

Technology Protection System (TPS).  TPS supports OUSD(P) responsibilities under DoD Directives 2040.2 and 5230.11.  TPS will continue to be used by the user community until the USXPORTS application fully supports the electronic functional needs of their business needs.  TPS provides complete workflow, search and database support to the following functional areas:

Munitions Database (MUN).  The Munitions Application provides full workflow support for the staffing and decision process for export license applications referred to DoD by the Office of Defense Trade Controls, Department of State.  These license applications are for defense articles and services controlled by the International Traffic in Arms Regulations.  DoD reviews about 12,000 applications per year in coordination with OSD, the Joint Staff, the defense agencies and the military departments.  The Munitions Database contains history dating from 1977.  It has a full text query and an extensive reporting capability in addition to the workflow process for staffing.  OUSD(P) maintains an automated interface with the Department of State for support of this database.  This application is being migrated to a Microsoft Windows environment.

Commodity Control List Database (CCL).  The Commodity Control List Application provides full workflow support for the staffing and decision process for export license applications referred to DoD by the Bureau of Export Administration, Department of Commerce. These license applications are for dual use goods and services, that is, those having both civil and military applications, which are controlled by the Export Administration Regulations.  DoD reviews about 12,000 applications per year in coordination with OSD, the Joint Staff, the defense agencies and the military departments.  It has a full text query and an extensive reporting capability in addition to the workflow process for staffing.  OUSD(P) maintains an automated interface with the Department of Commerce for support of this database.  This application is being migrated to a Microsoft Windows environment.

United States Exports (USXPORTS).

The Department of Defense (DoD) established the United States (U.S.) Export Systems (USXPORTS) Interagency Program Management Office (IPMO) to oversee the effort to automate the export license review processes and accelerate the export license decision process, while protecting U.S. sensitive technology.  The USXPORTS initiative is based on the recommendation of the Inspectors General (IG) of the Departments of Commerce (DoC), DoD Energy (DoE), State (DoS), Treasury, and Central Intelligence Agency (CIA).  USXPORTS has been created with the following objectives in mind:  Automate the exchange of license application data, also referred to as Case, between the Department of Defense (DoD), the Department of State (DoS), and the Department of Commerce (DoC).

Automate the exchange of data within DoD, between the Classified and the Unclassified USXPORTS Systems.

Allow for easy access to the technical data provided by the industry to the government that is pertinent to their export license application.  Provide data archival mechanism.  Provide advanced analysis of the license data.

Foreign Disclosure Systems.

Foreign Disclosure System (FDS-DOD).    FDS-DOD supports OUSD(P) responsibilities under DoD Directive 5230.11.  FDS provides complete workflow; search and database support.  The Classified Military Information Application provides full workflow support for the staffing and decision process for the release of classified military information to foreign governments and international organizations.  The system supports both requests from foreign governments and disclosures made by DoD officials in support of various international cooperation programs.  The system consists of a sensitive but unclassified component at about 125 foreign government sites in the Washington Metropolitan Area and a classified component available to OSD, the Joint Staff, the defense agencies and the military departments.  The system supports about 10,000 disclosures per year.  It has a full text query and a reporting capability in addition to the workflow process for staffing.  This application runs under a Microsoft Windows environment and an external interface established to the Defense Technical Information Center (DTIC).

Foreign Disclosure System Embassy (FDS-EMB).  FDS-EMB supports the foreign embassy requirements to request official DoD documentation through the Department of State DTIC system.  This system supports the approval process to release DoD Documentation to Foreign Governments.

Foreign Disclosure System Offline (FDS-Offline).  The FDS-Offline system allows users who do not have SIPRNET connectivity to prepare a data file of their foreign disclosures that can be uploaded to the FDS system.

Foreign Disclosure System Foreign Disclosure Officer (FDS-FDO).  The FDS-FDO system provides users with the ability to quickly report foreign disclosures using a lightweight web based applications rather than the full featured FDS-DoD system.

The National Disclosure Policy Exceptions Database (NDPE). The National Disclosure Policy Exceptions System provides information about Exceptions to the National Disclosure Policy granted by the National Disclosure Policy Committee (NDPC).  This system has a full text query and a reporting capability.  The system is controlled by the Executive Secretary of the NDPC.

The Foreign Visits Systems (FVS).

Foreign Visit System (FVS-DOD).  FVS-DOD provides support for OUSD(P) responsibilities contained in DoD Directive 5230.20.  FVS provides full workflow support for the staffing and decision process for management of visit requests from foreign governments to visit defense activities and defense contractors on defense business.  The system processes about 27,000 visits requests per year with about 250,000 visitors.  The system is available to OSD, the Joint Staff, the defense agencies and the military departments.  The system is controlled through four defense visits offices in the military departments and the Defense Intelligence Agency (DIA).   The DIA is the visits executive agent for OSD, the Joint Staff and the defense agencies.   Each of the military departments manages its own visits.  The system consists of a sensitive but unclassified component located at 125 foreign embassy sites in the Washington Metropolitan Area and classified sites throughout the DoD.  The system has a full text query and an extensive reporting capability.  The system is currently being modernized throughout including applications and communications.

The FVS Embassy System (FVS-EMB).  FVS-EMB provides the embassy users the capability to request documents from DoD.

The FVS Confirmation-Module (FVS-CM).  FVS-CM of the Foreign Visits System supports the tracking of foreign visitors within the Department of Defense (DoD) to include Research, Development, Test and Evaluation (RDT&E) sites, DoD Contractor sites and other sensitive DoD facilities and activities.  The purpose of the data collection is to support the Counterintelligence (CI), Force Protection and Counter-terrorism mission of Department of Defense (DoD).  ).  The current FVS-CM system utilizes a Microsoft Windows .NET application delivered through the Citrix Enterprise Environment (CEE).  A replacement system is being developed that will utilize a Microsoft ASP.NET application delivered over the internet using a web browser.  The FVS-CM User Registration.  FVS-CM User Registration supports the unclassified online user registration for users requesting accounts for the FVS-CM system.

The National Disclosure Policy System (NDPS).  NDPS is a secret high system which supports the internal operations of the National Disclosure Policy Committee (NDPC), an interdepartmental committee chaired by DoD, which develops policy and provides oversight to the disclosure of US classified military information to foreign governments and international organizations.  In its primary role, NDPS provides full workflow and decision support for about 110 requests per year submitted by the NDPC members for an exception to the national disclosure policy.  This system is a web-enabled application in a controlled intranet environment in SPAN.

SPAN Admin.  SPAN Admin supports the User Registration process to provide user authentication and authorization to the SPAN applications.  SPAN Admin is designed to be managed by the SPAN Help Desk to set user permissions to the SPAN applications.

SPAN Transfer System.  The SPAN Transfer System provides for file transfers from low to high and high to low.  The High Assurance Guard (HAG) is being reviewed by the Secret and Below Information (SABI) team.  Until the HAG is approved, manual transfers must be conducted.  The transfer system supports the FVS-EMB data from the low side to the high side to the FVS System and the transfer of faxes from the high side to the low side to the BISCOM Fax System.  The transfer system supports the FDS-EMB data from the low side to the high side to the FDS System.

Export License Status Advisor (ELISA) System.  The ELISA system is the web application that is accessible from the unclassified SPAN system.  Industry uses ELISA to view the DoD status of their Dual Use and Munitions export license requests.  It does this by displaying status information imported from USXPORTS and TPS.

Spacelink System.   The Spacelink system is in support of the Space Division (SD) of the Defense Technology Security Administration (DTSA).   Spacelink facilitates the direct and timely electronic transfer of technology plans and technical data from U.S. Industry to the Government, and provide the Government’s position and response to these documents back to Industry in support of space launches.

4.  Objectives.  All tasks will be identified by the COR and communicated to the contractor through the Contracting Officer.  The contract will list multiple taskings within the Statement of Work (SOW) to be performed and authorize work to be done by the contractor in order to satisfy the Government requirements. The contract will specify the scope of work, the schedule for completion, technical requirements, performance standards and acceptance criteria for deliverable products and estimate the level of effort of the task.

5.   Scope.  This document specifies and describes Information Technology (IT) services requirements for contractual support to the Office of the Under Secretary of Defense Policy (OUSD(P)) CIO, and if desired, the OSD and their components.  A representative of the OUSD(P) organization will act as the Contracting Officer Representative (COR) for this contract.

6.  Specific Tasks.

6.1 Task 1 - Project Management.  The contractor shall manage substantive projects for the OSD and OUSD(P) to analyze existing functional policies, processes and procedures, automated or manual, and recommend improvements; to meet with functional personnel involved in OSD and OUSD(P) business and/or international security business in OSD, the Joint Staff, defense agencies, the military departments, US industry, US embassies, and embassies of foreign governments to solve problems, and improve existing methods of doing business; and develop operational systems in response to stated requirements.  The contractor will plan, organize, direct and control all contractor support activity.  The contractor will perform these program management functions to ensure that the execution of all tasks complies with technical performance parameters, schedule objectives, and costs set forth in the contract.  The contractor shall provide the Government with visibility into all projects and tasks the contractor is responsible for through frequent In-Process Reviews (IPRs) and periodic status reports.

6.2 Task 2 - Software Analysis.

OSD Programs.  The contractor shall develop plans, concepts of operation, procedures and systems to support functional areas supported by the OSD.  This can include security assistance and armaments cooperation programs, support the development and negotiation of bilateral and multinational security arrangements with foreign governments, Region/Country specific requirements, Foreign Military Rights Affairs, Strategy, Forces, and Operations, Negotiations and Operations, Drug Enforcement Policy and Support, Psychological Operations and Civil Affairs, Peacekeeping and Humanitarian Assistance, Career, Development, Executive Support Center Operations, General NATO Matters, Threat Reduction, Forces Policy, Non-Nuclear Arms Control, Nuclear Safety and Security, Special Operations, Combating

Terrorism, Personnel and Security, and others.  Part of this effort will be spent researching, analyzing, and proposing corrections to problems, both specific and systemic within the DoD policy structure in the diverse and complex areas under cognizance of the OSD.  The contractor shall evaluate and analyze existing systems, both manual and automated, in this process.  The contractor may be required to prepare “as is” models of existing systems or functions and “to be” models of proposed systems solutions, business process flow diagrams, and data requirements documents.

OUSD(P) PIMS Programs.  The contractor shall develop plans, concepts of operation, procedures and systems to support functional areas supported by the PIMS.  This can include security assistance and armaments cooperation programs, support the development and negotiation of bilateral and multinational security arrangements with foreign governments, Region/Country specific requirements, Foreign Military Rights Affairs, Strategy, Forces, and Operations, Negotiations and Operations, Drug Enforcement Policy and Support, Psychological, General NATO Matters, Threat Reduction, Forces Policy, Non-Nuclear Arms Control, Nuclear Safety and Security, Special Operations, Combating Terrorism, Personnel and Security, and others.  Part of this effort will be spent researching, analyzing, and proposing corrections to problems, both specific and systemic within the DoD policy structure in the diverse and complex areas under cognizance of the OUSD(P).  The contractor shall evaluate and analyze existing systems, both manual and automated, in this process.  The contractor may be required to prepare “as is” models of existing systems or functions and “to be” models of proposed systems solutions, business process flow diagrams, and data requirements documents.

OUSD(P) SPAN Programs. The contractor shall develop plans, concepts of operation, procedures and systems to support functional areas supported by the SPAN Programs.  The requirements are in the following areas:  processing requests for visits to DoD activities and defense contractors; U.S. Technology Transfer and Foreign Disclosure Programs; evaluation and analysis of existing systems operated by foreign governments for interoperability purposes; data collection and database automation efforts in the areas of international cooperation and information gathering to ensure that the data is shared with the appropriate organizations involved in security functions within DoD, primarily by making that data available through the SPAN.  Data collection and database automation efforts involve militarily critical technologies, critical emerging technologies, U.S policies on individual countries, U.S. policies on transfers of specific technologies, Defense Posture Guides, Foreign Ownership, Control, and Influence (FOCI) policy, International Security Agreements, release and denial of classified information, risk assessments, and foreign availability and capability.  Part of this effort will be spent researching, analyzing, and proposing corrections to problems, both specific and systemic within the DoD policy structure in the diverse and complex areas involving OUSD(P).  Analysis within this part will include improving existing interfaces between the DoD, the State Department, the Commerce Department, and other U.S. Government organizations.  The contractor shall evaluate and analyze existing systems, both manual and automated, in this process.  The contractor may be required to prepare “as is” models of existing systems or functions and “to be” models of proposed systems solutions, business process flow diagrams, and data requirements documents.

6.3 Task 3 - Software Systems Engineering/Maintenance

OSD Programs.  The Government may require the contractor to develop system and subsystem specifications in accordance with DoD standard policies and procedures and industry best practices.  All work and production effort will comply with the IEEE/EIA 12207 Documentation Standards.  The contractor will develop systems in accordance with the task order.  Software development shall be in accordance with development and documentation standards specified in the order.  Each development task will begin with the preparation of a work plan, delineating the contractor’s technical approach to the software development, milestones and cost projections.   Development of the software is dependent upon

Government review and approval of the contractor’s design, and system/subsystem specifications if specified by the Government.  All code developed shall be well structured and documented to ensure ease of maintainability and operational support.  The functionality defined in the order shall be clearly traceable and testable throughout the documentation and code.  Proof of operational functionality shall be demonstrated via government-monitored tests.  Program language requirements will be specified in the task order.  The contractor will use commercial off-the-shelf software to satisfy OSD internal requirements whenever possible.  The contractor will only develop specialized software for OSD internal requirements when the contractor and the Government agree there is no other alternative.  The contractor shall maintain internal OSD applications (e.g.IDM&SS, CHAIRS, AMS, PTS, and PKMP)).  Maintenance will involve correcting known system problems described in Government task order.  Maintenance can also include implementation of government-approved modifications that do not fall within the category of major revisions.  The contractor shall review and “debug” the software isolating the problem, and propose a solution.  The contractor may be required to develop alternative potential solutions to a problem with advantage/disadvantages of every alternative stated.  The contractor may be required to develop short range and long-term problem fixes.  Development of the software is dependant upon Government review and approval of the contractor’s solution.  All code developed shall be well structured and documented to ensure ease of future maintainability and operational support.  The program or system fix required by the order shall be clearly traceable and testable throughout the documentation and code.  Proof of operational functionality shall be demonstrated via government-monitored tests.

The contractor will develop systems in accordance with the task order.  Software development shall be in accordance with development and documentation standards specified in the order.  Each development task will begin with the preparation of a work plan, delineating the contractor’s technical approach to the software development, milestones and cost projections.  Development of the software is dependent upon Government review and approval of the contractor’s design, and system/subsystem specifications if specified by the Government.  All code developed shall be well structured and documented to ensure ease of maintainability and operational support.  The functionality defined in the order shall be clearly traceable and testable throughout the documentation and code.  Proof of operational functionality shall be demonstrated via government-monitored tests.  Program language requirements will be specified in the task order.  PIMS Programs will normally be developed in Microsoft ASP .NET environment using either a Microsoft SQL Server database or a Sybase database as appropriate.  The query system will normally use Convera RetrievalWare.  Reports will normally be developed using Crystal Reports.  The contractor will use commercial off-the-shelf software to satisfy OUSD(P) internal requirements whenever possible.  The contractor will only develop specialized software for OUSD(P) internal requirements when the contractor and the Government agree there is no other alternative.   All code shall comply with the 1998 Amendment to Section 508 of the Rehabilitation Act regarding to ensure disabled employees have comparable access to information and system capability.  The contractor shall maintain internal OSD applications (e.g.IDM&SS, CHAIRS, AMS, PTS, and PKMP)).  Maintenance will involve correcting known system problems described in Government task orders.  Maintenance can also include implementation of government-approved modifications that do not fall within the category of major revisions.  The contractor shall review and “debug” the software isolating the problem, and propose a solution.  The contractor may be required to develop alternative potential solutions to a problem with advantage/disadvantages of every alternative stated.  The contractor may be required to develop short range and long-term problem fixes.  Development of the software is dependant upon Government review and approval of the contractor’s solution.  All code developed shall be well structured and documented to ensure ease of future maintainability and operational support.  The program or system fix required by the order shall be clearly traceable and testable throughout the documentation and code.  Proof of operational functionality shall be demonstrated via government-monitored tests.

OUSD(P) PIMS Programs. The Government may require the contractor to develop system and subsystem specifications in accordance with DoD standard policies and procedures and industry best practices.  The contractor may also be required to develop additional design documents including use case diagrams, sequence diagrams, activity diagrams, class diagrams, and other Uniform Modeling Language (UML) diagrams as directed.  Experience with IBM-Rational’s Rose and XDE product are required as well as Microsoft Visio.  All work and production effort will comply with the IEEE/EIA 12207 Documentation Standard.  The contractor will develop systems in accordance with the task order.  Software development shall be in accordance with development and documentation standards specified in the order.  Each development task will begin with the preparation of a work plan, delineating the contractor’s technical approach to the software development, milestones and cost projections.  Development of the software is dependent upon Government review and approval of the contractor’s design, and system/subsystem specifications if specified by the Government.  All code developed shall be well structured and documented to ensure ease of maintainability and operational support.  The functionality defined in the order shall be clearly traceable and testable throughout the documentation and code.  Proof of operational functionality shall be demonstrated via government-monitored tests.  Program language requirements will be specified in the task order.  PIMS Programs will normally be developed in Microsoft ASP .NET environment using either a Microsoft SQL Server database or a Sybase database as appropriate.  The query system will normally use Convera RetrievalWare.  Reports will normally be developed using Crystal Reports.  The contractor will use commercial off-the-shelf software to satisfy OUSD(P) internal requirements whenever possible.  The contractor will only develop specialized software for OUSD(P) internal requirements when the contractor and the Government agree there is no other alternative.   All code shall comply with the 1998 Amendment to Section 508 of the Rehabilitation Act regarding to ensure disabled employees have comparable access to information and system capability.  The contractor shall maintain internal OUSD(P) applications (e.g. IDM&SS, CHAIRS, AMS, and PTS)).  Maintenance will involve correcting known system problems described in the Government task order.  Maintenance can also include implementation of government-approved modifications that do not fall within the category of major revisions.  The contractor shall review and “debug” the software isolating the problem, and propose a solution.  The contractor may be required to develop alternative potential solutions to a problem with advantage/disadvantages of every alternative stated.  The contractor may be required to develop short range and long-term problem fixes.  Development of the software is dependant upon Government review and approval of the contractor’s solution.  All code developed shall be well structured and documented to ensure ease of future maintainability and operational support.  The program or system fix required by the order shall be clearly traceable and testable throughout the documentation and code.  Proof of operational functionality shall be demonstrated via government-monitored tests.

OUSD(P) SPAN Programs.  The Government may require the contractor to develop system and subsystem specifications in accordance with DoD standard policies and procedures and industry best practices.  The contractor may also be required to develop additional design documents including use case diagrams, sequence diagrams, activity diagrams, class diagrams, and other Uniform Modeling Language (UML) diagrams as directed.  Experience with IBM-Rational’s Rose and XDE product are required as well as Microsoft Visio.  All work and production effort will comply with the IEEE/EIA 12207 Documentation Standard.  The contractor will develop systems in accordance with the task order.  Software development shall be in accordance with development and documentation standards specified in the order.  The task will begin with the preparation of a work plan, delineating the contractor’s technical approach to the software development, milestones and cost projections.  Development of the software is dependent upon Government review and approval of the contractor’s design, and system/subsystem specifications if specified by the Government.  All code developed shall be well structured and documented to ensure ease of maintainability and operational support.  The functionality defined in the order shall be clearly traceable and testable throughout the documentation and code.  Proof of operational functionality shall be demonstrated via government-monitored tests. Program language requirements will be specified in the task order.  SPAN Programs will normally be developed in the Microsoft ASP .NET environment using a Microsoft SQL server database.  Web based applications will be developed using Microsoft ASP.NET, HTML, JavaScript, and dynamic web page services.  The query system will use Convera RetrievalWare and reports will be developed using Crystal Reports.  The Spacelink application will be developed using Open Text Livelink.  The contractor will use commercial off-the-shelf software to satisfy requirements whenever possible.  The contractor will only develop specialized software for OUSD(P) requirements when the contractor and the Government agree there is no other alternative.   All code shall comply with the 1998 Amendment to Section 508 of the Rehabilitation Act regarding to ensure disabled employees have comparable access to information and system capability. Maintenance will involve correcting known system problems described in Government task orders.  Maintenance can also include implementation of government-approved modifications that do not fall within the category of major revisions.  The contractor shall review and “debug” the software isolating the problem, and propose a solution.  The contractor may be required to develop alternative potential solutions to a problem with advantage/disadvantages of every alternative stated.  The contractor may be required to develop short range and long-term problem fixes.  Development of the software is dependant upon Government review and approval of the contractor’s solution.  All code developed shall be well structured and documented to ensure ease of future maintainability and operational support.  The program or system fix required by the order shall be clearly traceable and testable throughout the documentation and code.  Proof of operational functionality shall be demonstrated via government-monitored tests.  The contractor shall maintain SPAN applications and support processes specified by the government.  The contractor shall maintain SPAN applications systems and system software related to but not limited to USXPORTS, TPS, FDS, FVS, NDPS, Spacelink and ELISA in accordance with the task order.

6.4 Task 4 - Database Management & Administration Support.  This applies to all systems.  The contractor will provide support to the database administrator for OSD and OUSD(P) systems.  OUSD(P) systems use either the Microsoft SQL Server, Microsoft Access, SQL Anywhere, Sybase, or IBM Lotus Notes.  In some instances, data are stored in flat files (including XML documents) depending on the nature of the system being administered. The contractor shall assist the database administrator in performing duties to supplement the administrator such as database design and routine database administrative functions.  The contractor shall be involved with organization and installation of new databases and adding fields to existing databases.  The contractor shall also be responsible for developing and processing computer routines to verify the integrity of data in OUSD(P)’s Databases.  As required, the contractor will be involved in recovery of production data from backup tape and disk files.  The contractor shall evaluate and recommend improvements to the security related configuration settings of development, test, and production database systems.  The contractor shall evaluate selected database performance metrics and recommend appropriate changes to configuration settings to improve performance.   Close coordination with the OSD and OUSD(P) development and testing staffs and other computer operations staff supporting OSD and OUSD(P) systems is required.

6.5 Task 5 - Configuration Management.  This applies to all systems.  The contractor will provide support to systems operations.  This will typically require one or more people with specific skill sets to work on OSD and OUSD(P) servers located at various central and remote sites.  Depending on the requirement, the skill set can range from computer operator to systems integrator for Sun Solaris, Microsoft Windows, and IBM Lotus Notes.  The contractor will provide qualified Notes Administrators.  In support of this task, the Government may require the following activities: 1) hardware receipt, configuration, and installation, 2) operating system installation / verification, 3) evaluate compliance with Defense Information Systems Agency (DISA) Security Technical Implementation Guide (STIG), and 4) implementation patches of operating system and software to mitigate Joint Task Force - Global Network Operations (JTF-GNO) Information Assurance Vulnerability Alerts (IAVAs), 5) implement other patches as necessary.  The contractor shall also participate in designing and implementing failover capability which may be at the hardware level (to including RAID, clustering, etc.) or at the site level (COOP planning).  The contractor shall also provide recommendations on approaches to infrastructure consolidation through the use of virtual infrastructure.

The contractor will provide services as specified in the task order to support all aspects of Software Configuration Management.  This includes the tracking of all software development enhancements and maintenance request on each application.  The government may specify the business process to follow in support of the procedural aspects of maintaining software in their organization.  The contractor will adhere to standard industry best practices for Software Configuration Management.  The contractor shall implement a formal Change Control process that is supported by IBM-Rational ClearQuest tool and employs a Configuration Control Board (CCB) and optionally a Developers Configuration Control Board (DCCB).  The contractor shall implement formal software configuration management processes that are supported by the IBM-ClearCase tool for source code management, IBM-ClearQuest for maintaining a configuration item inventory, and IBM-SoDA for management reporting.  The software configuration management processes (as a minimum) should consist of: 1) consistent use of check-in / check-out of source code, 2) establishment of electronic baselines at major milestones (product release), and 3) configuration audits to verify compliance.

6.6 Task 6 — LAN Support.

OSD Systems.  The contractor shall evaluate the current configuration, administration, management, and security of the OSD network and recommend improvements.  The OSD network consists of a backbone, router based network using Microsoft Operating Systems and Sun Solaris servers.

OUSD(P) PIMS Systems.  The contractor shall evaluate the current configuration, administration, management, and security of the OUSD(P) network (POLYNET) and recommend improvements.  The POLYNET consists of a backbone, router based network using Microsoft Operating Systems, and Sun Solaris servers.  The network supports approximately 3000 seats consisting of Microsoft Windows workstations, with gateways between the various platforms for passing data.

OUSD(P) SPAN Systems. The contractor shall evaluate the current configuration, administration, management, and security of the Security Policy Automation Network (SPAN) and recommend improvements.  The SPAN is a wide area network hosting connections to the SPAN server farm through a combination of NIPRNET, SIPRNET, LAN-to-LAN and dedicated point-to-point connections.  The network supports about 800 users with Microsoft Windows workstations.

6.7 Task 7 — Documentation.  The contractor will develop and maintain documentation as directed in the task order.  The deliverable can take the form of on-line help, quick guides, user guides, operations documents, maintenance documents, training manuals, installation guides, system and sub-system specifications, code lists, design documents, functional requirements documents and data requirements documents.  The government may specify that the documentation be delivered in electronic form (disk, CD, tape) or on paper.  Documentation will conform to the format prescribed by the government or be in accordance with good business practice.  Documentation may be directed under other task orders relating to development, maintenance, and use of systems.  The contractor shall transition all explicit and tacit knowledge related to this contract to the government or its designee.  Specifically, all documentation related to this contract, including processes, plans, procedures and methods, etc., regardless of the source or technique used to acquire this knowledge, is the property of the government or its designee.  Additionally, all documentation must be maintained on-line.

6.8 Task 8 — Testing.  The contractor shall provide verification, validation, and functional level software testing.  The contractor shall perform a broad range of tests to include testing with users on all software applications to verify software acceptance for the customer.    This testing shall be supporting by: 1) IBM-Rational TestManager for managing test plans, test cases, and test scripts and for managing test plan execution, 2) IBM-Robot for development and execution of automated test scripts, 3) IBM-Rational ClearQuest for Problem Report (PM) management, and 4) IBM-Rational SoDA for management reporting.

6.9 Task 9 — Web Services.  The contractor shall provide web services on classified and unclassified networks that include, but are not limited to, collecting and analyzing customer web requirements, designing, developing and deploying web sites.  The contractor will keep current in industry-best practices and government standards, guidelines and regulations for developing and deploying web sites.  The contractor will assist customers in posting content to web sites.  The contractor will be familiar with hardware and software used for web servers, and will be aware of and comply with security requirements.

6.10 Task 10 — Training.  The contractor shall provide training and user assistance to trainers and users of the SPAN and PIMS applications.

6.11 Task 11 — Inventory Asset Management Support.  The contractor shall provide Inventory Asset Management Support for the customer as specified.

6.12 Task 12 — Financial Management. The contractor shall provide Financial Management Support for the customer as specified.

6.13 Task 13 PMO Support.  The contractor shall provide PMO Support for the customer as specified.

Other OSD Enterprise Support as Requested.  The contractor shall provide Other OSD Enterprise support for the customer as specified.

Interface and Interoperability with Other Non-DoD Systems.  The contractor shall provide Interface and Interoperability with other non-DoD Systems for the customer as specified.

Transition Services.  In the event this contract is terminated, expires or is superseded, the contractor shall perform all activities  including transition planning and reporting, and at the discretion of the government, shall be required to continue to provide services during the transition period of the follow contractor.

7.  Place of Performance.  The contractor activities shall be conducted at Government facilities located at Rosslyn, VA, Crystal City, Arlington, VA and the Pentagon.  The Government will provide office space and IT equipment.  Any local or long distance travel must be authorized by the COR and costs included as ODC’s.

 8.  Period of Performance.  The period of performance will be 1 August 2006 through 31 July 2009.  This includes one base year with two option years.

9.  Delivery Schedule.

SOW Task#	Deliverable Title	CDRL/DID#	Due Date	Copies	Distribution	Frequency and Remarks
6.1.1	Project Mgt Status Report/IPR’s		1 Aug 2006	2	Standard Distribution*	Monthly, on 10th workday/Weekly
6.2.2	Software Analysis Application Report		1 Aug 2006	2	Standard Distribution*	Monthly, on 10th workday
6.3.3	Software Systems Maint Report		1 Aug 2006	2	Standard Distribution*	Monthly, on 10th workday
6.4.4	D/B Mgmt & Admin Support/Eval Report		1 Aug 2006	2	Standard Distribution*	Maintain up-to-date upgrades /Monthly, on 10th workday
6.5.5	Configuration Management/ Report		1 Aug 2006	2	Standard Distribution*	Maintain up-to-date up-grade/Monthly, on 10th workday
6.6.6	LAN Support - Upgrade Servers, Test Plans, Design Documents/Report		1 Aug 2006	2	Standard Distribution*	Daily/Monthly on 10th workday
6.7.7	Documentation/Report		1 Aug 2006	2	Standard Distribution*	Daily/Monthly on 10th workday
6.8.8	Testing/Report		1 Aug 2006	2	Standard Distribution*	Daily/Monthly on 10th workday
6.9.9	Web Services/Report		1 Aug 2006	2	Standard Distribution*	Daily/Monthly on 10th workday
6.10.10	Training/Report		1 Aug 2006	2	Standard Distribution*	Daily/Monthly on 10th workday
6.11.11	Inventory Asset Mgmt Support/Report		1 Aug 2006	2	Standard Distribution*	Daily/Monthly on 10th workday
6.12.12	Financial Management/Report		1 Aug 2006	2	Standard Distribution*	Daily/Monthly on 10th workday
6.13.13	PMO Support/Report		1 Aug 2006	2	Standard Distribution*	Daily/Monthly on 10th workday

* Standard Distribution: 1 copy of the transmittal letter with the deliverable to the Primary TM

10.  Security.  All contractor personnel supporting this contract shall be U.S. citizens and possess at least an Interim DoD Secret clearance.  Key personnel (management) must have a Top-Secret clearance.  The contractor shall have a Top-Secret facility clearance.   The contractor shall provide security of all networks based on DoD standards.  Typical tasks include the development or modification of security policies, procedures and related documentation on subjects such as physical security, security software, security information, personnel security, communications security, and classified media handling storage.  ADP-II Positions.  OSD Technology (IT) policy requires categorization of all OSD contractor positions involving work on OSD network-based IT systems and on Automated Data Processing (ADP) designation assigned to DoD Regulation 5200.2-R, “Personnel Security Program, Appendix 10.”  All contractor personnel serving on this task are assigned as ADP-II positions.  Personnel with an ADP-II require technical review by a higher authority with an ADP-1 designation.  The Technical Reviewing Authority for this position is the Policy CIO, Policy Automation Services (PAS) (ADP-1 level).   The DD-254 Contract Security Classification Specification is included.

11.  Government-Furnished Equipment (GFE)/Government-Furnished Information (GFI).   The government will provide work space, equipment, software, network connectivity, and telephones.   The Government property shall be used only in performance of this work.

12.  Other Pertinent Information or Special Considerations.

a.  Identification of Possible Follow-on Work.  Due to the uniqueness and constant transformation within this directorate, there may be a requirement to relocate and/or establish new office(s) within OUSD(P).  Therefore, it is possible that an additional task could be required in order to meet the software development requirements within specified office(s).  The contractor shall provide the necessary resources to respond to miscellaneous ad-hoc short-term requirements that may consist of any combination of the requirements described herein or any part(s) there of.

b.  Identification of Potential Conflicts of Interest (COI).   The key personnel (management) must demonstrate senior level experience in managing large software development projects or demonstrate senior level training in a computer-related IT field or in a Business Engineering, Management, Social/Physical Science, Mathematics, or other discipline functionally related to the work assignment.  Must have knowledge of DoD and executive branch organizations and functions, DoD department relationships and channels of communication.  Must have experience in DoD SIPRNET environment.  Experience in Microsoft .NET development environment including, but not limited to, VB-NET, C#,

ASP.NET, SQL 2000, Citrix, Retrievalware, Crystal Reports and XML technologies.  Must have familiarization with the Capability Maturity Module (CMM) and experience with the Rational Unified Process (RUP) and related Rational products to include Clear Quest, Clear Case, Requisite Pro and Test Studio.  The contract will be based on best value, past performance and technical abilities as listed in the SOW.

c.  Identification of Non-Disclosure Requirements.  The contractor will have access to unclassified and classified systems/information.  The Contractor must possess at least an Interim DoD Secret clearance.  Key personnel  (management) must have a Top-Secret clearance.  The contractor shall have a Top-Secret facility clearance.

d.  Packaging, Packing and Shipping Instructions.  Upon Government purchase, all equipment and software to be used by the contractor will be shipped to the Policy warehouse located in Arlington, VA for inspection and acceptance and dispersed to the contractor accordingly.  All equipment and/or software will remain the Government’s property upon contractor or employee departure.

e.  Inspection and Acceptance Criteria.   The contractor will develop solutions, and implement systems and programs to archive electronic records under cognizance of the OUSD(P).  The contractor will comply with specifications and standards issued by National Archives Records Administration (NARA) and the DoD.   The contractor shall relinquish all files and documentation related to this contract, regardless of the media it is stored on (including paper, tape, diskette, CD, etc.), to the government or its designee.  The contractor shall transition all explicit and tacit knowledge related to this contract to the government or its designee.  Specifically, all documentation related to this contract, including processes, plans, procedures and methods, etc., regardless of the source or technique used to acquire this knowledge, is the property of the government or its designee.  Additionally, all documentation must be maintained on-line.

13.  Section 508 Accessibility Standards.  The following Section 508 Accessibility Standard(s) (Technical Standards and Functional Performance Criteria) are applicable (if box is checked) to this acquisition.

Technical Standards

☒ 1194.21 - Software Applications and Operating Systems

☒ 1194.22 - Web Based Intranet and Internet Information and Applications

☐ 1194.23 - Telecommunications Products

☐ 1194.24 - Video and Multimedia Products

☐ 1194.25 - Self-Contained, Closed Products

☐ 1194.26 - Desktop and Portable Computers

☒ 1194.41 - Information, Documentation and Support

The Technical Standards above facilitate the assurance that the maximum technical standards are provided to the Offerors.  Functional Performance Criteria is the minimally acceptable standards to ensure Section 508 compliance.  This block is checked to ensure that the minimally acceptable electronic and information technology (E&IT) products are proposed.

Functional Performance Criteria

☒ 1194.31 - Functional Performance Criteria

Section E - Inspection and Acceptance

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	N/A	N/A	N/A	Government
000101	N/A	N/A	N/A	Government
000102	N/A	N/A	N/A	Government
1001	N/A	N/A	N/A	Government
2001	N/A	N/A	N/A	Government

Section F - Deliveries or Performance

DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	UIC

0001	POP 01-AUG-2006 TO 31-JUL-2007	N/A	N/A FOB: Destination

000101	POP 01-AUG-2006 TO 31-JUL-2007	N/A	N/A FOB: Destination

000102	POP 01-AUG-2006 TO 31-JUL-2007	N/A	N/A FOB: Destination

1001	POP 01-AUG-2007 TO 31-JUL-2008	N/A	N/A FOB: Destination

2001	POP 01-AUG-2008 TO 31-JUL-2009	N/A	N/A FOB: Destination

Section G - Contract Administration Data

ACCOUNTING AND APPROPRIATION DATA

AA: 97X4930.5F20 000 C1013 0 068142 2F 255011 DHAM60297 01

AMOUNT: $2,191,391.30

CIN 000000000000000000000000000000: $2,191,391.30

AB: 97X4930.5F20 000 C1013 0 068142 2F 255011 DHAM60298 01

AMOUNT: $174,677.09

CIN 000000000000000000000000000000: $174,677.09

CLAUSES INCORPORATED BY FULL TEXT

52.204-9000  Points of Contact  (AUG 2005)

Contracting Officer

Name:  Art Kruse

Organization:  DISA/DITCO-Scott (PL8232)

Phone No.:  (618) 229-9773; DSN 779-9773

E-Mail:  arthur.kruse@disa.mil

Contract Specialist

Name:  Jeremy Potthast

Organization:  DISA/DITCO-Scott (PL8232)

Phone No.:  (618) 229-9372; DSN 779-9372

E-Mail:  jeremy.potthast@disa.mil

Customer/COR/TM Point of Contact

Name:  Joletta Rankin

Organization/Office Symbol: OUSD

Phone No.:  703-696-0669

E-Mail Address:  Joletta.Rankin@osd.mil

Contractor Point of Contact

Contractor Legal Business Name: ADVANCED TECHNOLOGY SYSTEMS INC

DUNS:  037753399

CAGE CODE:  1S558

Contractor POC:  Kevin McHugh

E-Mail Address:  kmchugh@atsva.com

Phone Number:  703-506-0088 x 2228

Fax Number:  703-903-0425

(End of clause)

52.232-9000   WIDE AREA WORKFLOW-RECEIPT AND ACCEPTANCE (WAWF-RA) (MAR 2006)

(a) As prescribed in DFARS clause 252.232-7003 Electronic Submission of Payment Requests (Jan 2004), Contractors must submit payment requests in electronic form.  Paper copies will no longer be accepted or processed for payment unless the conditions of DFARS clause 252.232-7003(c) apply.  To facilitate this electronic submission, the Defense Information Systems Agency (DISA) has implemented the DoD sanctioned Wide Area WorkFlow-Receipt and Acceptance (WAWF-RA) for contractors to submit electronic payment requests and receiving reports.  The contractor shall submit electronic payment requests and receiving reports via WAWF-RA.  For payment problems related to WAWF-RA, the contractor should contact the Acceptor identified.

(b) Definitions:

Acceptor:  Contracting Officer’s Representative, Task Monitor, or other government acceptance official as identified in the contract/order.

Local Processing Office (LPO):  Government office responsible for certifying invoices.

Pay Official:  Defense Finance and Accounting Service (DFAS) payment office identified in the contract/order.

SHIP To/Service Acceptor DoDAAC:  Acceptor DoDAAC or DCMA DoDAAC (as specified in the contract/order).

LPO DoDAAC:  Certifying Office DoDAAC (only required when the Payment Office is DFAS Pensacola and the LPO DoDAAC field is marked as mandatory in WAWF-RA).

DCAA Auditor DoDAAC:  Used when DCAA invoice approval is required by the contract/order and the field is marked as mandatory in WAWF-RA.  (Click the DCAA Audit Office Locator Link in WAWF-RA and enter zip code of your CAGE code address).

(c) WAWF-RA Contractor Input Information - ** IMPORTANT! **

The contractor shall use the following information in creating electronic payment requests in WAWF-RA:

To create electronic payment requests and receiving reports, go to the following WAWF-RA production website at https://wawf.eb.mil.

Invoice Type in WAWF-RA:

If billing for Materials Only, select “Combo”

If billing for Materials and Service, select “Combo”

If billing for Services Only, select “2-n-1 (Services Only)”

If billing for Cost Type/Reimbursable Contracts, select “Cost Voucher”

(**Cost Vouchers are only used when contracts/orders require invoices be sent to DCAA for approval.**)

Acceptor:	Ship To/Service Acceptor DoDAAC: HQ0002
Name: Joletta Rankin
Phone Number: 703-696-0669
E-Mail: Joletta.Rankin@osd.mil

LPO:	LPO DODAAC: HC1013
LPO Inquiry Phone Number: 618-229-9228

Pay Official:	Pay DoDAAC: N68566
Payment Office: DFAS-PE
For payment processing questions, contact the respective DFAS office as specified in the contract/order:
Columbus Center — 1-800-756-4571
Indianapolis Center — 1-888-332-7366
Pensacola — 1-800-328-9371

E-Mail Notifications:

To facilitate payment processing, the contractor shall send an additional e-mail notification to the Acceptor by clicking on the “Send More Email Notifications” link after submitting a document in WAWF.

(d) Points of Contact:	Reference clause 52.204-9000, Points of Contact, for Contracting Officer, Contract Specialist, Customer/COR/TM and Contractor Points of Contact information.

(e) Information:	Additional DISA WAWF guidance and information for both contractor and government personnel is available at http://www.ditco.disa.mil/hq/WAWF/.

(end of clause)

Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.217-9	Option To Extend The Term Of The Contract	MAR 2000
52.232-18	Availability Of Funds	APR 1984
52.232-22	Limitation Of Funds	APR 1984

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT					1.	CONTRACT ID CODE				PAGE OF PAGES
						Y				1	3
2.	AMENDMENT/MODIFICATION NO.		3. EFFECTIVE DATE	4.	REQUISITION/PURCHASE REQ. NO.			5.	PROJECT NO. (if applicable)
P00001			29-Sep-2006
6.	ISSUED BY	CODE	HC1013	7. ADMINISTERED BY (If other than item6)				CODE

	DISA/DITCO-SCOTT			See Item 6
2300 EAST DRIVE - BLDG 3600
SCOTT AFB IL 62225-5406
							9A.	AMENDMENT OF SOLICITATION NO.
8.	NAME AND ADDRESS OF CONTRACTOR (No., Street, County, State and Zip Code) ADVANCED TECHNOLOGY SYSTEMS, INC 7915 JONES BRANCH DRIVE MCLEAN VA 22102-2334 KEVIN MCHUGH						9B.	DATED (SEE ITEM 11)
						X	10A.	MOD. OF CONTRACT/ORDER NO. HC 1013-06-F-2525
						X	10B.	DATED (SEE ITEM 13)
24-Jul-2006
CODE 1S558			FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐	The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offer					☐	is extended,		☐	is not extended.

Offer must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended by one of the following methods:
(a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted;
or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE
RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN
REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required)
See Schedule
13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS.
IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specified authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
B.

THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(B).

	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO THE AUTHORITY OF:
X	D.	OTHER (Specified type of modification and authority)
Unilateral, IAW 52.216-18—Ordering
E.	IMPORTANT:	Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.
14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
Modification Control Number: timmermd065917
a.	The purpose of this modification is to fully fund this task order.
b.	CLIN 000103 is added to add additional funding in the amount of $4,203,978.01. Reference MIPR No. DHAM60389.
c.	The order is now fully funded in the amount of $6,570,046.40.
d.	The total amount of the task order remains unchanged at $6,570,046.40
e.	All other terms and conditions remain unchanged.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A.	NAME AND TITLE OF SIGNER (Type or print)		16A.	NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
JEREMY C. POTTHAST / CHIEF POST AWARD SECTION
				TEL: 618-229-9372		EMAIL: Jeremy.Potthast@disa.mil
15B.	CONTRACTOR/OFFICER		15C. DATE SIGNED	16B. UNITED STATES OF AMERICA				16C. DATE SIGNED

				BY /s/ Jeremy Potthast				29-Sep-2006
(Signature of person authorized to sign)				(Signature of Contracting Officer)

EXCEPTION TO SF 30	30-105-04	STANDARD FORM 30 (Rev. 10-83)
APPROVED BY OIRM 11-84		Prescribed by GSA
FAR (48 CFR) 53.243

SECTION SF 30 BLOCK 14 CONTINUATION PAGE

SUMMARY OF CHANGES

SECTION B - SUPPLIES OR SERVICES AND PRICES

        SUBCLIN 000103 is added as follows:

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000103
	DHAM60389 - Funding for CLIN 0001
	FFP
	This Sub-CLIN represents funds available for billing purposes on CLIN 0001.
	FOB: Destination

				NET AMT	$0.00
	ACRN AC				$4,203,978.01
	CIN: 000000000000000000000000000000

SECTION E - INSPECTION AND ACCEPTANCE

The following Acceptance/Inspection Schedule was added for SUBCLIN 000103:

INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
N/A	N/A	N/A	Government

SECTION G - CONTRACT ADMINISTRATION DATA

Accounting and Appropriation

Summary for the Payment Office

        As a result of this modification, the total funded amount for this document was increased by $4,203,978.01 from $2,366,068.39 to $6,570,046.40.

SUBCLIN 000103:

Funding on SUBCLIN 000103 is initiated as follows:

        ACRN: AC

        CIN: 000000000000000000000000000000

        Acctng Data: 97X4930.5F20 000 C1013 0 068142 2F 255011 DHAM60389 01

        Increase: $4,203,978.01

        Total: $4,203,978.01

(End of Summary of Changes)

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